UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 27, 2026

Date of Report (Date of earliest event reported)

Cactus Acquisition Corp. 1 Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Deer Park Drive, Suite 204 Monmouth Junction, New Jersey	08852
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 699 9827

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CTSUF	N/A
Class A ordinary shares, par value $0.0001 per share	CCTSF	N/A
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CTSUF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Cactus” or the “Company”) held an extraordinary general meeting in lieu of an annual general meeting of the Company (the “Meeting”) on October 27, 2026 at 9:00 a.m. Eastern Time at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, New York, 10154, and via live webcast.

There were 3,214,738 Class A ordinary shares par value $0.0001 per share and 1 Class B ordinary Share par value $0.0001 per share (together, the “Ordinary Shares”) for a total of 3,214,739 Ordinary Shares issued and outstanding on the record date, September 30, 2026. There were 3,202,406 Ordinary Shares present at said meeting in person or represented by proxy, which is 99.62% of the total outstanding shares, thereby constituting a quorum. Summarized below are the results of the matters voted on at the Meeting.

Articles Amendment

Shareholders approved the proposal to approve, by way of special resolution, an amendment (the “Amendment”) to the Company’s amended and restated memorandum and articles of association, to extend the date by which the Company would be permitted to consummate an initial business combination from November 2, 2026 to November 2, 2027, as well as to permit the Company’s board of directors, in its sole discretion, to elect to wind up the Company’s operations on an earlier date.

Adoption of the Articles Extension Proposal required approval of a majority of at least two-thirds of Cactus’ shareholders as, being entitled to do so, vote in person or by proxy at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,202,406	0	0	0

The Company has filed the Amendment with the Registrar of Companies of the Cayman Islands. A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Meeting, 44,384 Ordinary Shares were tendered for redemption. As a result, approximately $560,613.65 (approximately $12.63 per share) will be removed from the Company’s trust account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2026

CACTUS ACQUISITION CORP. 1 LTD.

By:	/s/ Adam Ridgeway
Name:	Adam Ridgeway
Title:	Chief Executive Officer

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